EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-61231) pertaining to the 1998 stock option plan of PDI, Inc.,

2.	Registration Statement (Form S-8 No. 333-60512) pertaining to the 2000 Omnibus Incentive Plan of PDI, Inc.,

3.	Registration Statement (Form S-8 No. 333-123312) pertaining to the amended and restated 2004 Stock Award and Incentive Plan of PDI, Inc.;

4.	Registration Statement (Form S-8 No. 333-177969) pertaining to the amended and restated 2004 Stock Award and Incentive Plan; and

5.	Registration Statement (Form S-3 No. 333-174348) pertaining to the registration of common stock, preferred stock, debt securities, warrants and units of our report dated March 9, 2012, with respect to the consolidated financial statements and schedule of PDI, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

MetroPark, New Jersey
March 9, 2012